Exhibit 10(b)

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN SENIOR EXECUTIVE PENSION PLAN
(As amended and restated effective July 27, 2000)

Olin Corporation (the “Company”) currently maintains the Olin Senior Executive Pension Plan (the “Plan”).  In Section 7.1 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 3.2(a) of the Plan is amended by revising the last sentence to read as follows:

“In the case of Participants who transfer directly to Arco Chemical Company ("Arco"), Primex (or who, in the case of Primex only, transfer directly to Primex within five (5) years of the spin-off of Primex), or Global Brass and Copper Acquisition Co. (“Global”), and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, (i) "actual retirement" shall be construed to mean retirement or termination of service from Arco, Primex, Global or Arch and their affiliates, as the case may be, and (ii) service with Primex, Arco, Global or Arch (and their affiliates) shall be credited in enabling the Participant to attain his early retirement age (but not in determining Years of Benefit Service) under this Plan.”

2.	Section 3.2(b) of the Plan is amended by revising the second sentence thereof to read as follows:

“In the case of Participants who transfer directly to Arco, Global or to Primex within five (5) years of the spin-off of Primex, and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, service with Arco, Global, Primex, and Arch, respectively, shall be credited in determining whether the Participant has reached age 55 under this paragraph (b).”

3.	Section 3.3 of the Plan is amended by revising the first sentence thereof to read as follows:

“Any Participant who terminates active service with all Employing Companies prior to having reached age fifty-five (55) may commence benefits under this Plan only after having reached age sixty-five (65); provided however that, in the case of Participants who transfer directly to Global, Primex, Arco, or Arch within the timeframes specified above, service with those respective companies and their affiliates shall be counted in enabling such Participants to retire on or after attaining age fifty-five (55) and actually retiring from Global, Primex, Arco, or Arch as the case may be, in accordance with Section 3.2 above.”

4.	Section 4.2(a) of the Plan is amended by revising the last two sentences thereof to read as follows:

“In the case of Participants who transfer directly to Global, Primex or Arco (or who, in the case of Primex only, transfer directly to Primex within five (5) years of the spin-off of Primex), and in the case of Arch only, who transfer directly to Arch after the Arch Spin-off Date and on or before February 8, 2000, "actual retirement" shall be construed to mean retirement or termination of service from the transferee employer. Service with Global, Primex, Arco or Arch (and their affiliates) shall be credited in enabling the Participant to attain his early retirement age (but not in determining his Years of Benefit Service) under this Plan.”

5.	Section 4.2(b) of the Plan is amended by revising the first sentence thereof to read as follows:

“In the event that an actively employed Participant has elected to receive Accelerated Benefits, regular monthly benefits shall commence to be paid upon such Participant's actual retirement in accordance with Section 4.3 until such Participant reaches his Accelerated Benefit Commencement Date, at which time "Accelerated Benefits" shall be paid in a single lump sum;  provided, however, that no monthly benefits shall be paid to Participants who transfer to Global, Primex, Arco or Arch until they separate from service with Global, Primex, Arco, or Arch, respectively.”

6.	Section 4.3(b) of the Plan is amended by revising the second sentence thereof to read as follows:

“In the case of Participants who transfer directly to Global, Primex, Arco, or Arch within the timeframes previously specified in this Plan, service with those respective companies and their affiliates shall be counted in enabling such Participants to retire on or after attaining age fifty-five (55).”

7.	Section 4.6(a) of the Plan is amended by revising the first sentence thereof to read as follows:

“The spin-off of the Olin Brass division, Chase Brass and Copper Company, Primex and Arch from Olin shall not be deemed to be a change of control entitling any Participant herein to benefits under this Plan.”

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APPROVED: 11/13/07

/s/ S. C. Curley
S. C. Curley

/s/ S. E. Doughty
S. E. Doughty

/s/ D. R. McGough
D. R. McGough

/s/ G. H. Pain
G. H. Pain